UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2004

INTERSECTIONS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50580 (Commission File Number)	54-1956515 (IRS Employer Identification No.)

14901 Bogle Drive
Chantilly, Virginia 20151
(Address of Principal Executive Offices) (Zip Code)

(703) 488-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

     On October 14, 2004, Intersections Inc. (“Intersections”) entered into a Stock Purchase Agreement with American Background Information Services, Inc., a Virginia corporation (“American Background”), and AMSEC Enterprises, L.C., a Virginia limited liability company (“AMSEC”), pursuant to which Intersections has agreed to acquire from AMSEC, and AMSEC has agreed to sell, all of the outstanding stock of American Background for $18.5 million in cash. In addition, Intersections has agreed to pay approximately $1.4 million to retire the outstanding bank debt of American Background. The parties have agreed that $1.9 million of the purchase price will be held in escrow until the 18 month anniversary of the closing of the acquisition as security for any claims of Intersections under the definitive agreement. The acquisition is subject to certain closing conditions and is expected to close in November or December 2004.

Item 9.01      Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:

Exhibit 99.1 Press release dated October 14, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2004

INTERSECTIONS INC.
By:	/s/ Kenneth D. Schwarz Kenneth D. Schwarz Chief Financial Officer

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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

INTERSECTIONS INC.
EXHIBIT INDEX TO FORM 8-K

EXHIBIT NO.	ITEM

99.1	Press Release dated October 14, 2004

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